Exhibit 99.1

Novo Nordisk to Acquire Dicerna

– Acquisition to Accelerate and Expand Novo Nordisk Development of RNAi Therapeutics Using Dicerna’s Proprietary GalXC™ Technology Platform –

LEXINGTON, Mass., Nov. 18 2021 – Dicerna Pharmaceuticals, Inc. (Nasdaq: DRNA) today announced that it has entered into a definitive agreement with Novo Nordisk under which Novo Nordisk will acquire Dicerna, a biopharmaceutical company focused on the development of investigational ribonucleic acid interference (RNAi) therapeutics, for $38.25 per share in cash, which represents a total equity value of $3.3 billion and a premium of 80% to Dicerna’s closing price on November 17, 2021. The transaction was unanimously approved by the Dicerna Board of Directors and the Board of Directors of Novo Nordisk.

Novo Nordisk and Dicerna have been parties to a research collaboration since 2019 to discover and develop RNAi therapies using Dicerna’s proprietary GalXC™ RNAi platform technology. The collaboration between Novo Nordisk and Dicerna encompassed the exploration of more than 30 liver cell targets with the potential to deliver multiple clinical candidates for disorders including chronic liver disease, non-alcoholic steatohepatitis (NASH), type 2 diabetes, obesity and rare diseases. Novo Nordisk expects to initiate clinical development of the first investigational RNAi therapeutic to emerge from this collaboration in 2022.

Dicerna’s RNAi technology platform enables access to intracellular disease targets across hepatic and extrahepatic cell and tissue types, complementing Novo Nordisk’s existing technology platforms. This acquisition supports Novo Nordisk’s strategy of developing and applying a broad range of technology platforms across all Novo Nordisk therapeutic areas.

“The acquisition of Dicerna accelerates Novo Nordisk’s research within RNAi and expands the usage of the RNAi technology,” said Marcus Schindler, Executive Vice President and Chief Scientific Officer of Novo Nordisk. “We build on our successful collaboration and by combining Dicerna’s state-of-the-art RNAi drug engine and intracellular delivery with our deep capabilities in disease biology understanding and tissue targeting through peptides and proteins we have the potential to expand our pipeline and deliver life-changing precision medicines for people living with chronic diseases such as diabetes, obesity, cardiovascular disease and NASH, as well as rare diseases like endocrine disorders and bleeding disorders.”

“Since the start of our collaboration two years ago, the Dicerna and Novo Nordisk teams have established a strong rapport built on a foundation of mutual respect for one another’s capabilities, culture and expertise,” said Douglas Fambrough, Ph.D., Founder, President and Chief Executive Officer of Dicerna. “The combination of Dicerna’s expertise in RNAi and oligonucleotide therapeutics and highly skilled employees with Novo Nordisk’s industry leadership in developing and commercializing medicines to treat serious chronic diseases, has the potential to significantly accelerate and expand our mission to deliver GalXC RNAi therapies for the benefit of patients and all our stakeholders.”

Under the terms of the agreement, Novo Nordisk, through a subsidiary, will initiate a tender offer to acquire all outstanding shares of Dicerna common stock at a price of $38.25 per share in cash. The closing of the tender offer will be subject to certain conditions, including the tender of shares representing at least a majority of the total number of Dicerna’s outstanding shares, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions. Upon the successful completion of the tender offer, Novo Nordisk’s acquisition subsidiary will be merged into Dicerna, and any remaining shares of common stock of Dicerna will be cancelled and converted into the right to receive the same $38.25 per share price payable in the tender offer. The transaction is expected to close in the fourth quarter of 2021.

Novo Nordisk is represented by Evercore as exclusive financial advisor and Davis Polk & Wardwell LLP as legal advisor. For Dicerna, Centerview Partners LLC is acting as lead financial advisor, SVB Leerink is acting as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP and Goodwin Procter LLP are acting as legal advisors.

About Dicerna

Dicerna Pharmaceuticals, Inc. (Nasdaq: DRNA) is a biopharmaceutical company focused on discovering, developing and commercializing medicines that are designed to leverage ribonucleic acid interference (RNAi) to silence selectively genes that cause or contribute to disease. Using our proprietary GalXC™ and GalXC-Plus™ RNAi technologies, Dicerna is committed to developing RNAi-based therapies with the potential to treat both rare and more prevalent diseases. By silencing disease-causing genes, Dicerna’s GalXC platform has the potential to address conditions that are difficult to treat with other modalities. Initially focused on disease-causing genes in the liver, Dicerna has continued to innovate and is exploring new applications of its RNAi technology with GalXC-Plus, which expands on the functionality and application of our flagship liver-targeted GalXC technology to tissues and cell types outside the liver, and has the potential to treat diseases across multiple therapeutic areas. In addition to our own pipeline of core discovery and clinical candidates, Dicerna has established collaborative relationships with some of the world’s leading pharmaceutical companies, including Novo Nordisk A/S, Roche, Eli Lilly and Company, Alexion Pharmaceuticals, Inc., Boehringer Ingelheim International GmbH and Alnylam Pharmaceuticals, Inc. Between Dicerna and our collaborative partners, we currently have more than 20 active discovery, preclinical or clinical programs focused on cardiometabolic, viral, chronic liver and complement-mediated diseases, as well as neurodegenerative diseases and pain. At Dicerna, our mission is to interfere – to silence genes, to fight disease, to restore health. For more information, please visit www.Dicerna.com.

About RNAi and the GalXC™ and the GalXC-Plus™ Platforms

Ribonucleic acid interference, or RNAi, provides a unique advantage to other disease inhibitor technologies, like small-molecule pharmaceuticals or monoclonal antibodies. Instead of targeting proteins after they have been produced and released, RNAi silences the genes themselves via the specific destruction of the messenger RNA (mRNA) made from the gene. Rather than seeking to inhibit a protein, the RNAi approach can prevent a disease-causing protein’s creation, directly impacting disease manifestation.

Dicerna’s proprietary GalXC™ RNAi platform aims to advance the development of next-generation RNAi-based therapies. Investigational therapeutics developed using our flagship GalXC technology utilize a proprietary N-acetyl-D-galactosamine (GalNAc)-mediated structure of double-stranded RNA molecules that are designed to bind specifically to receptors on liver cells, leading to selective hepatocyte internalization and access to the RNAi machinery within the cells. Dicerna is continuously innovating and exploring new applications of RNAi technology beyond GalNAc-mediated delivery to the liver, including alternative RNA structures and fully synthetic ligands that target other tissues and cell types and enable new therapeutic applications, referred to as GalXC-Plus™.

About Novo Nordisk

Novo Nordisk is a leading global healthcare company, founded in 1923 and headquartered in Denmark. Our purpose is to drive change to defeat diabetes and other serious chronic diseases such as obesity and rare blood and endocrine disorders. We do so by pioneering scientific breakthroughs, expanding access to our medicines and working to prevent and ultimately cure disease. Novo Nordisk employs about 47,000 people in 80 countries and markets its products in around 170 countries. Novo Nordisk’s B shares are listed on Nasdaq Copenhagen (Novo-B). Its ADRs are listed on the New York Stock Exchange (NVO). For more information, visit novonordisk.com, Facebook, Twitter, LinkedIn, YouTube.

Notice to Investors and Security Holders

The tender offer referred to in this communication has not yet commenced. The description contained in this communication is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Novo Nordisk A/S, a Danish aktieselskab (together with its subsidiaries, “Novo”) will file with the Securities and Exchange Commission (the “SEC”). The solicitation and offer to buy shares of common stock (the “Shares”) of Dicerna Pharmaceuticals, Inc. (together with its subsidiaries, “Dicerna”) will only be made pursuant to an offer to purchase and related tender offer materials. At the time the tender offer is commenced, Novo will file a tender offer statement on Schedule TO and thereafter Dicerna will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Dicerna. Copies of the documents filed with the SEC by Dicerna will be available free of charge on Dicerna’s internet website at https://investors.dicerna.com/investor-relations or by contacting Dicerna’s investor relations contact at +1 617-514-2275. Copies of the documents filed with the SEC by Novo can be obtained, when filed, free of charge by directing a request to the Information Agent for the tender offer which will be named in the tender offer materials.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents to be filed by Novo, as well as the solicitation/recommendation statement to be filed by Dicerna, Dicerna will also file annual, quarterly and current reports with the SEC. Dicerna’s filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

The information contained in this communication is as of November 18, 2021. Dicerna assumes no obligation to update forward-looking statements contained in this communication as the result of new information or future events or developments, except as may be required by law.

This communication contains forward-looking information related to Dicerna and the proposed acquisition of Dicerna that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the proposed acquisition; the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the acquisition; statements about the expected timetable for completing the transaction; Dicerna’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Dicerna, Dicerna’s product candidates and Dicerna’s GalXC™ and GalXC-Plus™ RNAi technologies and the anticipated timing of closing of the proposed acquisition.

Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approval) in the anticipated timeframe or at all; uncertainties as to how many of Dicerna’s stockholders will tender their shares of Dicerna common stock in the tender offer and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; the risks and uncertainties inherent in research and development, including risks associated with Dicerna’s ability to obtain and maintain necessary approvals from the FDA and other regulatory authorities; initiate preclinical studies and clinical trials of its product candidates; advance its product candidates in preclinical research and clinical trials; replicate in clinical trials positive results found in preclinical studies; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives.

Further descriptions of risks and uncertainties relating to Dicerna can be found in Dicerna’s Registration Statement on Form S-1, as amended, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, and subsequent Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and https://investors.dicerna.com/investor-relations.

These forward-looking statements are based on numerous assumptions and assessments made by Dicerna in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Although it is believed that the expectations reflected in the forward-looking statements in this communication are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication.

Contacts

Media:

Amy Trevvett

+1 617-612-6253

atrevvett@dicerna.com

Investors:

Kristen K. Sheppard, Esq.

+1 617-514-2275

ksheppard@dicerna.com